AMENDMENT

Date:	December 29, 2006

To:	Montpelier Re Holdings Ltd.
Montpelier House
94 Pitts Bay Road
Pembroke HM 08
Bermuda
Telefax No.:	(441) 296-5551
Attention:	Kip Oberting

From:	Credit Suisse International
One Cabot Square
London E14 4QJ England

Dear Sir or Madam,
This letter agreement (the “Amendment”) amends the terms and conditions of the Transaction (the “Transaction”) entered into between Credit Suisse International (“Credit Suisse”) and Montpelier Re Holdings Ltd. (“Counterparty”), pursuant to a letter agreement dated May 31, 2006 (the “Confirmation”), External ID: 50192944 — Risk ID: 40080237, pursuant to which Credit Suisse and Counterparty entered into a Share Forward Transaction relating to an aggregate of 7,774,800 Shares. Upon the execution and delivery of this Amendment by the parties hereto, all references in the Confirmation to the “Transaction” shall be deemed to be to the Transaction as amended hereby. Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.
1.      Amendments. The Confirmation shall be amended as follows:
         (a)    The first paragraph opposite the caption “Settlement Method Election” in the Confirmation shall be amended and restated in its entirety to read:
“Applicable; provided that Section 7.1 of the 2002 Definitions is hereby amended by adding the phrase “Modified Physical Settlement (in the case of Unfunded Components), Net Share Settlement (in the case of Unfunded Components)” after “Cash Settlement” in the sixth line thereof; and provided further that Seller may elect that more than one Settlement Method shall apply to all Components; and provided further that the same Settlement Method or Methods shall apply to all Components (except that if Seller elects or is deemed to have elected for Modified Physical Settlement or Net Share Settlement to apply to any portion of all the Components, Seller shall be deemed to have elected for Physical Settlement to apply to that portion of any such Components that are Funded Components (except that, solely for purposes of Section 5(b) of this Confirmation, Seller shall not be so deemed to have so elected)).”
         (b)    The language opposite the caption “Default Settlement Method Election” in the Confirmation shall be amended and restated in its entirety to read:
“If the Relevant Price on the Settlement Method Election Date (determined as if the Settlement Method Election Date were a Valuation Date) is:
     (a)    less than or equal to $19.465, then the Default Settlement Method shall be Physical Settlement;

     (b)    greater than $19.465 but less than $23.465, then (i) the Default Settlement Method for a portion of each Component equal to the Default Modified Physical Settlement Percentage shall be Modified Physical Settlement, and (ii) the Default Settlement Method for a portion of each Component equal to the Default Physical Settlement Percentage shall be Physical Settlement; and
     (c)    greater than or equal to $23.465, then the Default Settlement Method shall be Modified Physical Settlement.”
         (c)    The following provisions shall be added immediately following the “Settlement Price” provision in the Confirmation:

“Default Modified Physical Settlement Percentage:	A number (expressed as a percentage) equal to (a) (i) the Relevant Price on the Settlement Method Election Date (determined as if the Settlement Method Election Date were a Valuation Date), minus (ii) $19.465, divided by (b) four.

Default Physical Settlement Percentage:	100%, minus the Default Modified Physical Settlement Percentage.”
         (d)    The phrase “, Modified Physical Settlement” shall be added after the words “Physical Settlement” in the sentence opposite the caption “Settlement Date” in the Confirmation.
         (e)    The following provisions shall be added immediately following the “Settlement Price” provision in the Confirmation:

“Modified Physical Settlement:	If Modified Physical Settlement is applicable, then, notwithstanding anything to the contrary in this Confirmation or the 2002 Definitions, the provisions set forth in Section 9.2(a)(i) of the 2002 Definitions shall apply, and the Number of Shares to be Delivered shall be equal to the Number of Shares.

Forward Price:	For purposes of Modified Physical Settlement:

(a) if the Settlement Price is less than or equal to the Forward Cap Price but greater than or equal to the Forward Floor Price, such Settlement Price;

(b) if the Settlement Price is greater than the Forward Cap Price, the Forward Cap Price; and

(c) if the Settlement Price is less than the Forward Floor Price, the Forward Floor Price.”
         (e)    The phrase “Net Share Settlement or Cash Settlement” in Section 5(b) of the Confirmation shall be replaced in its entirety by the phrase “a Settlement Method other than the Default Settlement Method”.

         (f) The phrase “, Modified Physical Settlement” shall be added after the words “Physical Settlement” in Section 6(d) of the Confirmation.
2.      Repeated Representations. Each of Credit Suisse and Counterparty hereby repeats its respective representations and warranties with respect to the Transaction, as amended hereby, as set forth in Section 5 of the Confirmation and in Section 3 of the Agreement.
3.      No Additional Amendments or Waivers. Except as amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.
4.      Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.
5.      Governing Law. The provisions of this Amendment shall be governed by the New York law (without reference to choice of law doctrine).

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Amendment.

Yours faithfully, CREDIT SUISSE INTERNATIONAL By its agent: CREDIT SUISSE SECURITIES (USA) LLC
By:	/s/ Yolanda Perez-Wilson
	Name:	Yolanda Perez-Wilson
	Title:	Assistant Vice President Complex Product Support

Confirmed as of the date first above written: MONTPELIER RE HOLDINGS LTD.
By:	/s/ William Pollett
	Name:	William Pollett
	Title:	Treasurer Montpelier Reinsurance Ltd.